UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2010

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)
350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (602) 414-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
Signatures
EX-99.1: Press Release

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2011, First Solar, Inc. (the “Company”) appointed James Zhu, who is currently serving as the Company's Chief Accounting Officer, to the position of interim Chief Financial Officer. Mr. Zhu succeeds Jens Meyerhoff as Chief Financial Officer and will oversee the Company's financial operations until a new Chief Financial Officer is named. In addition, effective December 7, 2010, Mr. Zhu has been promoted to the position of Senior Vice President, Chief Accounting Officer. Mr. Meyerhoff will remain the Company's Chief Financial Officer until December 31, 2010 and shall continue in his role as President of the Company's Utility Systems Business.

Mr. Zhu, age 48, has served as the Company's Chief Accounting Officer since November 2009 and served as the Company's Vice President, Corporate Controller from June 2007 until November 2009.  Prior to joining the Company, Mr. Zhu had served as Assistant Controller then Vice President, Corporate Controller of Salesforce.com from May 2004 through May 2007.  From July 1999 through April 2004, Mr. Zhu held positions of increasing responsibility at Chiron Corporation (acquired by Novartis International AG in April 2006), including Associate Director and Accounting Manager.  Prior to joining Chiron Corporation, Mr. Zhu worked at KPMG, LLP.  Mr. Zhu is a Certified Public Accountant and earned a B.A. in economics in China and an M.B.A. in accounting from Golden Gate University. Mr. Zhu is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2010, Mr. Meyerhoff is transitioning from his role as Chief Financial Officer to focus on his new position as President of the Company's Utility Systems Business. On December 13, 2010, the employment agreement of Mr. Meyerhoff was amended to provide for, among other things, effective as of July 1, 2010: (1) the employment of Mr. Meyerhoff as President, Utility Systems and his continued service as Chief Financial Officer until December 31, 2010, (2) the increase in the severance period set forth in the employment agreement from 18 months to 24 months, (3) an increase in Mr. Meyerhoff's base salary from currently $410,810 to $500,000, and (4) an increase in Mr. Meyerhoff's target annual bonus percentage from currently 80% to 90%.

Effective January 1, 2011, Michael J. Ahearn will resign from the officer position of Executive Chairman but will continue to serve as a non-employee director and as the Company's Chairman of the Board of Directors. Mr. Ahearn will be eligible to receive, effective January 1, 2011, (i) annual compensation as a non-employee director of $175,000 ($100,000 in equity; $75,000 in cash) payable in equal quarterly installments, and (ii) in light of his responsibilities as Chairman of the Board of Directors, an additional $175,000 ($100,000 in equity; $75,000 in cash) payable in equal quarterly installments.

On December 13, 2010, First Solar issued a press release regarding the above-referenced officer changes, which is included as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of First Solar dated December 13, 2010.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.
Date: December 13, 2010	By:	/s/	Mary Beth Gustafsson
	Name:		Mary Beth Gustafsson
	Title:		Executive Vice President, General Counsel and Secretary